Exhibit 10.49

NOVO INTEGRATED SCIENCES INC.

December 13, 2022

Jefferson Street Capital LLC

720 Monroe Street, C401B

Hoboken, New Jersey 07030

Attn: Brian Goldberg, Managing Member

Re.	Securities Purchase Agreement, dated as of November 17, 2021

Sir/Madam:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of November 17, 2021 (as may hereafter be further amended or restated from time to time, the “Purchase Agreement”), made by and between Novo Integrated Sciences Inc., a Nevada corporation (the “Borrower”), and Jefferson Street Capital LLC, a New Jersey limited liability company (the “Holder”), pursuant to which Holder agreed to purchase from the Borrower, and the Borrower agreed to sell and issue to the Holder, a Promissory Note in the principal amount of $937,500.00 (the “Note”). On June 1, 2022, the Holder and the Borrower entered into that certain Letter Agreement whereby the maturity date of the Note was extended to November 29, 2022, and the new outstanding balance under the Note was $946,875.00. As of the date hereof, the Borrower has repaid $199,980.00 and the current outstanding balance under the Note is $746,875.00 (the “Outstanding Balance Amount”). Except as otherwise defined herein, terms defined in the Note shall have the same meaning when used herein. The Borrower and the Holder shall be referred to herein as the “Parties”.

On November 17, 2021, the Borrower, Holder, and JDT Legal PLLC as escrow agent (the “Escrow Agent”) entered into that certain Escrow Agreement whereby 1,000,000 shares of common stock of the Borrower were issued to the Holder and held in escrow by the Escrow Agent as collateral in connection with the obligations of the Borrower under the Note (the “Collateral Shares”). As of the date hereof, the Borrower has failed to deliver the Outstanding Balance Amount to the Holder by November 29, 2022. The Holder hereby agrees to forbear from entering an Event of Default under the terms of the Note and related transaction documents until December 29, 2022, and the Borrower and the Holder hereby authorize the Escrow Agent to release the Collateral Shares to the Holder in accordance with Holder’s instructions therewith.

The Borrower hereby affirms its obligations to the Holder under the Letter Agreement, Escrow Agreement, Purchase Agreement, Note, Transfer Agent Instruction Letter, Pledge and SEcuritiy Agreement, Unanimous Written Consent of the Board of Directors, and the other documents executed in connection therewith (the “Transaction Documents”) and further affirms as follows: (i) subject to the terms and conditions herein provided, that the Borrower shall continue to perform each and every covenant, agreement and condition set forth in the Transaction Documents, and continue to be bound by each and all of the terms and provisions thereof and hereof; and (ii) as of the date hereof, other than as provided herein, no default or Event of Default has occurred or is continuing under the Transaction Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Transaction Documents.

Any occurrence of an Event of Default under the Purchase Agreement or the Note, shall constitute a default of this Forbearance and render it of no further effect and Holder shall have any remedy available to it under any the Transaction Documents as if this Forbearance had not existed. Any default of any provision of this Forbearance shall also constitute an Event of Default under the Transaction Documents and afford Holder of any respective remedy due thereunder and render this Forbearance of no further effect.

The Borrower hereby acknowledges, represents, warrants and confirms to Holder that: (i) each of the Transaction Documents are valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and (ii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrower to or against the enforcement of any of the Transaction Documents, and to the extent Borrower has any defenses, setoffs, counterclaims, cross-actions or equities against the Holder and/or against the enforceability of any of the Transaction Documents, the Borrower acknowledges and agrees that same are hereby fully and unconditionally waived by the Borrower.

The Borrower hereby represents and warrants to the Holder that the execution and delivery by the Borrower of this letter agreement and the performance by the Borrower of its obligations hereunder has been duly and validly authorized and approved by the Borrower and its Board of Directors pursuant to all applicable laws. No other corporate action or consent on the part of the Borrower, its Boards of Directors, stockholders or any other person or entity is necessary or required to execute this letter agreement to consummate the transactions contemplated herein and therein, or perform all of obligations hereunder and thereunder. This letter agreement has been duly and validly executed by the Borrower (and the officer executing this letter agreement is duly authorized to act and execute same on behalf of the Borrower) and constitutes the valid and legally binding agreements of the Borrower, enforceable against the Borrower in accordance with its respective terms.

The Borrower hereby indemnifies and holds the Holder harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature payable by the Holder to any person or entity, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels (collectively, the “Claims”), as a result of, or arising out of, or relating to any matters relating to this letter agreement.

As a material inducement for Holder to execute this letter agreement, the Borrower hereby releases, waives, discharges, covenants not to sue, acquits, satisfies and forever discharges the Holder and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Borrower ever had, now have, or which any successor or assign of the Borrower hereafter can, shall or may have against any of the Holder and their respective successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever related to the Transaction Documents through the date hereof. In addition to, and without limiting the generality of foregoing, the Borrower further covenant with and warrant unto the Holder that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against Holder.

This letter agreement and the Transaction Documents contain the entire understanding between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New Jersey. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The Parties hereby consent and agree that if this letter agreement shall at any time be deemed by the Parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the Parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement. In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please indicate your agreement with and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention at the address above.

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By execution hereof, the undersigned hereby agrees to the terms and conditions of this letter agreement.

Very truly yours,

NOVO INTEGRATED SCIENCES INC.

By:	/s/ Robert Mattacchione
Name:	Robert Mattacchione
Title:	Chief Executive Officer

TERRAGENIX INC.

By:	/s/ Terry Mullins
Name:	Terry Mullins
Title:	President

ACCEPTED AND AGREED:

JEFFERSON STREET CAPITAL LLC

By:	/s/ Brian Goldberg
Name:	Brian Goldberg
Title:	Managing Member